Exhibit EX-99.h

AMENDMENT NO. 1 TO PFO/TREASURER SERVICES AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the PFO/Treasurer Services Agreement dated January 29, 2008, by and between RevenueShares ETF Trust and Foreside Management Services, LLC (the “Agreement”), is made as of the 30th day of June 2010 (“Amendment Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the parties wish to: (i) modify the Agreement to specifically delete reference to Christopher Lanza as Principal Financial Officer and Treasurer of RevenueShares ETF Trust and (ii) modify the Agreement to make non-specific reference to the individual who shall serve in such roles.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	Section 1(a) is amended in its entirety, and now states as follows:

“The Fund hereby appoints Foreside, and Foreside hereby agrees, to provide an employee of Foreside acceptable to the Board of Trustees of RevenueShares ETF Trust to serve as the Fund’s Principal Financial Officer (“PFO”) and Treasurer to the Fund for the period and on the terms and conditions set forth in this Agreement.”

2.	Section 2(a) is amended in its entirety, and now states as follows:

“Subject to the approval of the Board, Foreside shall make available an employee of Foreside who is competent and knowledgeable regarding the management and internal controls of the Fund to serve as the Fund’s PFO and Treasurer, who will have the authority normally incident to such office, including the authority to execute documents required to be executed by the Fund’s “Principal Financial Officer” and/or “Treasurer.”

3.	Section 3 of Appendix A is deleted in its entirety.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed as of the effective date set forth above.

REVENUESHARES ETF TRUST BY: /s/ Vince T. Lowry	FORESIDE MANAGEMENT SERVICES, LLC BY: /s/ David M. Whitaker
NAME: Vince T. Lowry	NAME: /s/ David M. Whitaker
TITLE: Chairman	TITLE: Vice President
DATE: June 30, 2010	DATE: 6-30-10

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